UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2008

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 23, 2008, Gottschalks Inc. ("the Company") issued a press release announcing that it has entered into a non-binding letter of intent for a $30 million investment in the Company by Everbright Development Overseas Ltd. ("Everbright"), a British Virgin Islands corporation, as well as a strategic partnership for direct sourcing and consignment product sales.

Under the terms of the letter of intent, Everbright's investment will consist of a $10 million acquisition of newly-issued shares of Gottschalks common stock and the Company's issuance of a $20 million convertible secured note to Everbright, as well as warrants to acquire additional shares of Gottschalks common stock. The full text of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release dated September 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

September 23, 2008	By: /s/ James R. Famalette James R. Famalette Chairman and Chief Executive Officer

September 23, 2008	By: /s/ Daniel T. Warzenski Daniel T. Warzenski Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Press Release dated September 23, 2008. Also provided in PDF format as a courtesy.